CALCULATION OF FILING FEE TABLES

FORM S-8

(Form Type)

LEATT CORPORATION
(Exact name of registrant as specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title (2)	Fee Calculation Rule (3)	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Unit (3)	Proposed Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.01 per share	Rule 457(a)	200,000	$11.05	$2,210,000	0.00011020	$243.54

Total Offering Amounts					$2,210,000		$243.54

Total Fee Offsets							-

Net Fee Due							$243.54

(1) Represents an additional 200,000 shares of common stock, par value $0.01 of the Common Stock issuable under the Leatt Corporation Amended and Restated 2011 Equity Incentive Plan, or the Plan. The Registrant previously filed a Registration Statement on Form S-8 (No. 333-216884) with respect to shares initially issuable under the Plan, Registration Statement on Form S-8 (No. 333-229786) with respect to additional shares issuable under the Plan following a prior amendment to the Plan, and Registration Statement on Form S-8 (No. 333- 253116) with respect to additional shares issuable under the Plan following a prior amendment to the Plan.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock that may become issuable under the Plan, pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.

(3) Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act, solely for the purpose of computing the registration fee where the offering price for share cannot be determined, based on the average of the high and low prices for the registrant's common stock as reported on the over-the-counter market on July 28, 2023, which date is within five business days prior to filing this Registration Statement.